EXECUTION VERSION 4865-8301-2360 v.6 PLEDGE AND CONTROL AGREEMENT dated as of February 9, 2022 among FELLS POINT FUNDING TRUST, CONSTELLATION ENERGY GENERATION, LLC, DEUTSCHE BANK COMPANY AMERICAS, as Collateral Agent and DEUTSCHE BANK COMPANY AMERICAS, as Securities Intermediary

i 4865-8301-2360 v.6 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS; INTERPRETATION ........................................................................3 Section 1.1 Definitions ....................................................................................................3 Section 1.2 Interpretation ...............................................................................................6 ARTICLE II OBLIGATIONS SECURED ......................................................................................7 Section 2.1 Obligations Secured Hereby ........................................................................7 ARTICLE III ASSIGNMENT AND PLEDGE ...............................................................................8 Section 3.1 Security Interest. ..........................................................................................8 Section 3.2 Management of Collateral under Transaction Agreements.........................9 Section 3.3 Further Assurances ....................................................................................10 Section 3.4 Collateral Agent Appointed Attorney-in-Fact ...........................................11 Section 3.5 Duties of the Collateral Agent and the Constellation Secured Party ........13 Section 3.6 Pledged Property Accounts........................................................................13 Section 3.7 Priority of LC Facility Secured Party’s Security Interest .........................16 ARTICLE IV REMEDIES OF THE COLLATERAL AGENT AND THE LC FACILITY SECURED PARTIES ...........................................................................................16 Section 4.1 Actions by Collateral Agent Upon Occurrence of LC Facility Collection Event ..........................................................................................................16 Section 4.2 Appointment of a Receiver .........................................................................17 Section 4.3 Remedies Not Exclusive .............................................................................17 Section 4.4 Liquidation of LC Facility Collateral ........................................................18 Section 4.5 Waiver of Certain Rights ...........................................................................18 Section 4.6 Waiver of Stays, Etc. ..................................................................................19 ARTICLE V REMEDIES OF THE CONSTELLATION SECURED PARTY ...........................19 Section 5.1 Actions by Constellation Secured Party Upon Occurrence of Constellation Collection Event .........................................................................................19 Section 5.2 Appointment of a Receiver .........................................................................20 Section 5.3 Remedies Not Exclusive .............................................................................20 Section 5.4 Liquidation of Notes Purchase Obligations Collateral; Acknowledgements of the Trust .................................................................................................21 Section 5.5 Waiver of Certain Rights ...........................................................................21 Section 5.6 Waiver of Stays, Etc. ..................................................................................21 ARTICLE VI COVENANTS AND AGREEMENTS OF THE TRUST AND THE CONSTELLATION PLEDGOR ..........................................................................22

ii 4865-8301-2360 v.6 Section 6.1 No Pledge of Collateral to Others; Defense of Title ..................................22 Section 6.2 No Change in Name, Structure or Office ...................................................22 of the Trust or Constellation ..............................................................................................22 Section 6.3 Representations and Warranties ................................................................22 ARTICLE VII THE COLLATERAL AGENT ..............................................................................24 Section 7.1 Acceptance of Trust....................................................................................24 Section 7.2 Duties of the Collateral Agent with Respect to Collateral ........................24 Section 7.3 Moneys to Be Held in Trust .......................................................................24 Section 7.4 Limitations on Duties of the Collateral Agent ...........................................24 Section 7.5 Reliance by the Collateral Agent ...............................................................26 Section 7.6 Certain Additional Covenants of the Collateral Agent ..............................27 Section 7.7 Securities Intermediary ..............................................................................27 ARTICLE VIII RELEASE OF ALL COLLATERAL; TERMINATION ....................................27 Section 8.1 Conditions to Release ................................................................................27 Section 8.2 Reinstatement .............................................................................................28 ARTICLE IX WAIVER OF SURETYSHIP DEFENSES ............................................................28 ARTICLE X MISCELLANEOUS ................................................................................................30 Section 10.1 Binding Effect.............................................................................................30 Section 10.2 Amendments ...............................................................................................30 Section 10.3 Assignment .................................................................................................30 Section 10.4 Notices........................................................................................................30 Section 10.5 Governing Law...........................................................................................32 Section 10.6 Jurisdiction ................................................................................................32 Section 10.7 Waiver of Trial by Jury ..............................................................................32 Section 10.8 Counterparts ..............................................................................................32 Section 10.9 Severability ................................................................................................32 Section 10.10 Limitation of Liability ................................................................................32 Section 10.11 Third-Party Beneficiary .............................................................................33 Section 10.12 Multiple Roles ............................................................................................33

4865-8301-2360 v.6 PLEDGE AND CONTROL AGREEMENT PLEDGE AND CONTROL AGREEMENT, dated as of February 9, 2022, among FELLS POINT FUNDING TRUST, a Delaware statutory trust (the “Trust”), CONSTELLATION ENERGY GENERATION, LLC, a Pennsylvania limited liability company (“Constellation”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (“Deutsche Bank”), as Collateral Agent (the “Collateral Agent”) for the benefit of the LC Facility Secured Parties (as defined below), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as deposit bank and securities intermediary (in such capacities, collectively, the “Securities Intermediary”). RECITALS: WHEREAS, Constellation is entering into a Letter of Credit Facility Agreement , dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “LC Facility Agreement”), among Constellation, the financial institutions from time to time party thereto, as letter of credit issuers, and Deutsche Bank, as administrative agent and as collateral agent for the LC Facility Secured Parties. WHEREAS, Constellation shall hereby establish, and be the owner of a securities account, Account No. SF7148-001.1 (together with any renumbered or replacement account, the “Constellation Securities Account”) and a deposit account holding cash, Account No. SF7148- 001.2 (together with any renumbered or replacement account, the “Constellation Deposit Account” and, together with the Constellation Securities Account, collectively, the “Constellation Collateral Accounts”), each maintained with the Securities Intermediary; WHEREAS, Constellation (in such capacity, the “Constellation Pledgor”) shall, pursuant to the terms and conditions set forth herein, grant a security interest to the Collateral Agent, for the benefit of the LC Facility Secured Parties, in any Constellation Collateral Accounts now or hereafter in existence and all Collateral now or hereafter on deposit therein or credited thereto; WHEREAS, the Trust is entering into a Facility Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), among Constellation, the Trust and Deutsche Bank, as Notes Trustee, pursuant to which the Trust shall, upon the exercise of the Issuance Right by Constellation as described in the Facility Agreement, be obligated to purchase Constellation’s 3.046% Senior Notes due 2027 (the “Senior Notes”) by transferring certain Eligible Treasury Assets to the Constellation Collateral Accounts, or in the event Constellation makes a Cash Settlement Election with respect to any Senior Notes, to accept the Cash Settlement Amount in lieu thereof; WHEREAS, the Trust shall hereby establish, and be the owner of, (i) a securities account, Account No. SF7148.2, maintained with the Securities Intermediary (such account, together with any renumbered or replacement account, the “Trust Collateral Account”) and (ii) a securities account, Account No. SF7148.4, maintained with the Securities Intermediary (such account, together with any renumbered or replacement account, the “Retained Eligible Treasury Assets Account”);

2 4865-8301-2360 v.6 WHEREAS, the Trust shall, pursuant to the terms and conditions set forth herein, and at the irrevocable direction of Constellation pursuant to the power granted to Constellation pursuant to the Trust Declaration and Facility Agreement, enter into this Agreement and (a) grant a security interest to the Collateral Agent, for the benefit of the LC Facility Secured Parties, in the Trust Collateral Account and the Retained Eligible Treasury Assets Account, and, in each case, all Collateral now or hereafter on deposit therein or credited thereto up to the Required LC Collateral Amount as determined from time to time, (b) grant a security interest to Constellation (in such capacity, the “Constellation Secured Party”) in all Collateral now or hereafter on deposit in or credited to the Trust Collateral Account and the Retained Eligible Treasury Assets Account in excess of the Required LC Collateral Amount as determined from time to time and (c) take any actions or authorize Constellation, on its behalf, to take any actions required by the Trust herein; WHEREAS, (a) each of the Trust, the Constellation Pledgor, the Collateral Agent and the Constellation Secured Party wishes that the Securities Intermediary enter into this Agreement in order to provide (i) the Collateral Agent with “control” (as defined in Sections 8-106, 9-104 and/or 9-106 of the UCC) over the Trust Collateral Account and the Retained Eligible Treasury Assets Account and, in each case any Collateral now or hereafter on deposit therein or credited thereto as a means to perfect the security interest of the Collateral Agent therein (in the case of the Trust LC Facility Collateral up to and including the Required LC Collateral Amount), and (ii) the Constellation Secured Party with “control” (as defined in Sections 8-106 and 9-106 of the UCC) over the Excess Eligible Treasury Assets as a means to perfect the security interest of the Constellation Secured Party therein; WHEREAS, Constellation is willing to enter into the Facility Agreement only if the Trust provides collateral security for (a) the obligations of Constellation under the LC Facility Agreement and (b) the obligation of the Trust to pay the Notes Purchase Price under the Facility Agreement, in each case, as provided for in this Agreement; WHEREAS, it is a condition precedent to the issuance of Letters of Credit by the issuers under the LC Facility Agreement that the Trust, the Constellation Pledgor, the Securities Intermediary and the Collateral Agent shall have executed and delivered this Agreement and provided the security interests as set forth herein; WHEREAS, Constellation will derive substantial direct and indirect benefit from the transactions contemplated by the Letters of Credit issued pursuant to the LC Facility Agreement; and WHEREAS, Deutsche Bank is willing to act as Collateral Agent for the benefit of the LC Facility Secured Parties in respect of the LC Facility Collateral as provided in this Agreement but only on the terms and subject to the conditions set forth in this Agreement and the LC Facility Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Trust and Constellation agree as follows:

3 4865-8301-2360 v.6 ARTICLE I DEFINITIONS; INTERPRETATION Section 1.1 Definitions. (a) Unless the context otherwise requires, in this Agreement (including in the Recitals): “Agreement” means this Pledge and Control Agreement. “Authorized Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the General Counsel or the Controller, of Constellation. “Cash” means immediately available funds denominated in U.S. dollars and on deposit in a demand deposit account. “Collateral” means the LC Facility Collateral and the Notes Purchase Obligations Collateral. “Constellation Collection Event” means any failure by the Trust to satisfy the Notes Purchase Obligations when due. “Excess Eligible Treasury Assets” means, at any given time, the Excess Retained Eligible Treasury Assets at such time plus the Excess Primary Eligible Treasury Assets at such time. “Excess Primary Eligible Treasury Assets” means, at any given time, (a) if there are any Excess Retained Eligible Treasury Assets at such time, all Primary Eligible Treasury Assets or (b) if there are no Excess Retained Eligible Treasury Assets at such time, the portion, if any, of the Eligible Treasury Assets credited to the Trust Collateral Account that is in excess of the difference between (i) the Required LC Collateral Amount minus (ii) the Net Asset Value of the Retained Eligible Treasury Assets credited to the Retained Eligible Treasury Assets Account, as calculated on a Percentage Pro Rata Basis. “Excess Retained Eligible Treasury Assets” means, at any given time, the portion, if any, of the Retained Eligible Treasury Assets credited to the Retained Eligible Treasury Assets Account that is in excess of the Required LC Collateral Amount, as calculated on a Percentage Pro Rata Basis. “Hague Securities Convention” means The Hague Securities Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary. “LC Facility Collection Event” means (i) any failure by Constellation to pay any L/C Reimbursement Amount when due pursuant to Section 4(a) of the LC Facility

4 4865-8301-2360 v.6 Agreement and/or (ii) the occurrence of any Event of Default under and as defined in the LC Facility Agreement. “LC Facility Secured Parties” has the meaning given to the term “Secured Parties” in the LC Facility Agreement. “Lien” means any lien, mortgage, pledge, security interest, assignment, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest). “Percentage Pro Rata Basis” means: (a) with respect to calculating the Excess Primary Eligible Treasury Assets, taking the face amount of each principal and interest STRIP constituting Primary Eligible Treasury Assets and subtracting from each such amount the same integral percentage of each such amount, such that the Net Asset Value of the remaining face amount of such Primary Eligible Treasury Assets exceeds the amount equal to the difference between (i) the Required LC Collateral Amount minus (ii) the Net Asset Value of the Retained Eligible Treasury Assets, if any; provided that, in allocating the foregoing, if after the subtraction of such percentage, the remaining portion of the face amount of any Primary Eligible Treasury Asset is not in an integral multiple of $100, such amount shall be rounded up to the nearest $100; provided, further, that if the Required LC Collateral Amount exceeds the Net Asset Value of (x) the Retained Eligible Treasury Assets plus (y) the Primary Eligible Treasury Assets, the Excess Primary Eligible Treasury Assets shall be zero; and (b) with respect to calculating the Excess Retained Eligible Treasury Assets, taking the face amount of each principal and interest STRIP constituting Retained Eligible Treasury Assets credited to the Retained Eligible Treasury Assets Account, if any, and subtracting from each such amount the same integral percentage of each such amount, such that the Net Asset Value of the remaining face amount of such Retained Eligible Treasury Assets exceeds the Required LC Collateral Amount; provided that in allocating the foregoing, if after the subtraction of such percentage, the remaining portion of the face amount of any Retained Eligible Treasury Asset is not in an integral multiple of $100 such amount shall be rounded up to the nearest $100; provided, further, that if the Required LC Collateral Amount exceeds the Net Asset Value of the Retained Eligible Treasury Assets, the amount of the Excess Retained Eligible Treasury Assets shall be zero. “Pledged Property Accounts” means the Trust Collateral Account, the Retained Eligible Assets Account and the Constellation Collateral Accounts. “Primary Eligible Treasury Assets” means the Eligible Treasury Assets credited to the Trust Collateral Account, which, for the avoidance of doubt, shall exclude any Retained Eligible Treasury Assets held in the Retained Eligible Treasury Assets Account,

5 4865-8301-2360 v.6 “Required LC Collateral Amount” means, on any date, (a) so long as the LC Facility Agreement is in effect, the Minimum Collateral Base on such date minus the Net Asset Value of cash and Eligible Treasury Assets deposited in or credited to the Constellation Collateral Accounts on such date, as determined by the Collateral Agent (or its sub-agent) in accordance with the LC Facility Agreement and (b) after (i) the LC Facility Obligations have been paid in full, (ii) each Letter of Credit has expired, terminated or been cancelled and (iii) the LC Facility Agreement has been terminated in accordance with its terms, $0. “Securities Intermediary” means Deutsche Bank. “Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq as amended from time to time. “Trust Declaration” means the Amended and Restated Declaration of Trust, dated as of the date hereof, among Constellation, as depositor, Deutsche Bank, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee. “UCC” means the Uniform Commercial Code as in effect in the State of New York as amended from time to time. (b) As used herein (including the Recitals), each of the following terms shall have the meaning set forth in the Section of this Agreement or in the other document set forth opposite such term in the table below, unless the context otherwise requires: Affiliate ................................................................. Trust Declaration Applicable Percentage ........................................Facility Agreement Business Day… ............................................ LC Facility Agreement Cash Settlement Amount ....................................Facility Agreement Cash Settlement Election ....................................Facility Agreement Collateral Agent ................................................................. Preamble Constellation ...................................................................... Preamble Constellation Collateral Accounts ........................................ Recitals Constellation Deposit Account ............................................. Recitals Constellation Pledged Collateral................................. Section 3.1(a) Constellation Pledgor ............................................................ Recitals Constellation Secured Party .................................................. Recitals Constellation Securities Account .......................................... Recitals Defaulted Eligible Treasury Assets ...................... Trust Declaration Deutsche Bank ................................................................... Preamble Eligible Treasury Assets .............................. LC Facility Agreement Excess Eligible Treasury Assets ................................. Section 3.1(b) Facility Agreement................................................................ Recitals Facility Document ........................................ LC Facility Agreement Holder ................................................................... Trust Declaration Investment Company Act Event ........................... Trust Declaration Issuance Right .....................................................Facility Agreement

6 4865-8301-2360 v.6 Issuer ............................................................ LC Facility Agreement Issuer Joinder Agreement ............................ LC Facility Agreement LC Facility Agreement ......................................................... Recitals LC Facility Collateral ................................................. Section 3.1(b) LC Facility Obligations....................................................Section 2.1 Letter of Credit ............................................. LC Facility Agreement L/C Reimbursement Amount ....................... LC Facility Agreement L/C Reimbursement Obligation ................... LC Facility Agreement Letters of Credit ........................................... LC Facility Agreement Majority Issuers ........................................... LC Facility Agreement Majority of Holders............................................... Trust Declaration Minimum Collateral Base ............................ LC Facility Agreement Moody’s ................................................................ Trust Declaration Net Asset Value ........................................... LC Facility Agreement Notes Purchase Obligations .............................................Section 2.1 Notes Purchase Obligations Collateral ....................... Section 3.1(c) Notes Purchase Price........................................... Facility Agreement Obligations .......................................................................Section 2.1 Offering Memorandum ......................................... Trust Declaration P-Caps Tax Event ................................................. Trust Declaration Permitted Liens ............................................ LC Facility Agreement Person .................................................................... Trust Declaration Proceedings ....................................................................Section 10.6 Property Account .................................................. Trust Declaration Retained Eligible Treasury Assets ......................Facility Agreement Retained Eligible Treasury Assets Account ......................... Recitals Repurchase ..........................................................Facility Agreement Responsible Officer .............................................. Trust Declaration Senior Notes .......................................................................... Recitals Standard & Poor’s ................................................. Trust Declaration STRIPS ................................................................. Trust Declaration Transaction Agreements ....................................... Trust Declaration Trust ................................................................................... Preamble Trust Collateral Account ....................................................... Recitals Trust Income ......................................................... Trust Declaration Trust LC Facility Collateral ........................................ Section 3.1(b) Trust Securities ..................................................... Trust Declaration Trustee…............................................................... Trust Declaration Section 1.2 Interpretation. In this Agreement, except as the context otherwise requires: (a) “Cash Proceeds”, “Entitlement Holder”, “Entitlement Order”, “Instrument”, “Proceeds”, “Purchase”, “Security” and “Security Entitlement” have the meanings specified in the UCC;

7 4865-8301-2360 v.6 (b) any reference to a statute or regulation shall be construed as a reference to such statute or regulation or any successor or replacement statute or regulation, in each case as the same may have been, or may from time to time be, amended, varied or supplemented in accordance with its terms; (c) any reference to time is to New York City time; (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Exhibits” refer to Articles or Sections of and Exhibits to this Agreement except as otherwise expressly provided; (e) the word “including” shall be deemed to be followed by the words “without limitation”; (f) any definition shall be equally applicable to both the singular and plural forms of the defined terms; (g) capitalized terms used herein without definition and to the extent such terms are defined in Article 8 or Article 9 of the UCC, shall have the respective meanings set forth therein; (h) headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof; and (i) whenever in this Agreement any Person is named or referred to, the successors and permitted assigns of such Person shall be deemed to be included, and all covenants and agreements in this Agreement by the Trust, Constellation and the Collateral Agent shall bind and inure to the benefit of their respective successors and permitted assigns, whether or not so expressed. ARTICLE II OBLIGATIONS SECURED Section 2.1 Obligations Secured Hereby. This Agreement is made to secure (a) the payment and performance of all Obligations (as defined in the LC Facility Agreement) of Constellation now or hereafter existing (the “LC Facility Obligations”) and (b) the Trust’s obligation to deliver the Notes Purchase Price to Constellation pursuant to the Facility Agreement upon the exercise of the Issuance Right (the “Notes Purchase Obligations” and together with the LC Facility Obligations, the “Obligations”) and (x) delivery of the Senior Notes thereunder or, (y) in the event Constellation makes a Cash Settlement Election with respect to any Senior Notes, delivery of the Cash Settlement Amount in lieu thereof. Constellation hereby irrevocably and unconditionally directs the Trust to (i) enter into this Agreement and grant to the Collateral Agent for the benefit of the LC Facility Secured Parties, a first-priority lien (subject to Permitted Liens) on and security interest in, all of the Trust’s right, title and interest in, to and under the Pledged Property Accounts of the Trust as set forth in this Agreement and (ii) to acknowledge the addition of any Issuers to the LC Facility Agreement by executing any Issuer Joinder Agreement that has been signed by Constellation. The Trust

8 4865-8301-2360 v.6 acknowledges such direction and agrees that it has been formed for the purpose of entering into the transactions contemplated hereby, the Facility Agreement and the LC Facility Agreement. ARTICLE III ASSIGNMENT AND PLEDGE Section 3.1 Security Interest. (a) In order to secure and to provide for the payment and performance of the LC Facility Obligations, the Constellation Pledgor hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the LC Facility Secured Parties, and hereby grants to the Collateral Agent for the benefit of the LC Facility Secured Parties, a first-priority (subject to Permitted Liens) lien on and security interest in, all of the Constellation Pledgor’s right, title and interest in, to and under all of the following, whether now owned or hereafter acquired (the “Constellation Pledged Collateral”): (i) the Constellation Collateral Accounts, all cash, Eligible Treasury Assets and other property or assets from time to time on deposit therein or credited thereto and all Security Entitlements in respect thereof; and (ii) all Proceeds, products, accessions and profits of or in respect of the foregoing. (b) In order to secure and to provide for the payment and performance of the LC Facility Obligations, the Trust, acting at the direction of Constellation, hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the LC Facility Secured Parties, and hereby grants to the Collateral Agent for the benefit of the LC Facility Secured Parties, a first- priority (subject to Permitted Liens) lien on and security interest in, all of the Trust’s right, title and interest in, to and under all of the following, whether now owned or hereafter acquired (the “Trust LC Facility Collateral” and, together with the Constellation Pledged Collateral, the “LC Facility Collateral”): (i) the Trust Collateral Account, the Retained Eligible Treasury Assets Account, and in each case all Eligible Treasury Assets and other property or assets from time to time on deposit therein or credited thereto and all Security Entitlements in respect thereof; and (ii) all Proceeds, products, accessions and profits of or in respect of the foregoing; provided that the Trust LC Facility Collateral shall not include, and the Trust shall not be deemed to have pledged or collaterally assigned, to the Collateral Agent or granted to the Collateral Agent any lien on (i) any Excess Eligible Treasury Assets and, without any further action, the Collateral Agent shall have been deemed to have released its liens on any Eligible Treasury Assets that become Excess Eligible Treasury Assets or (ii) for the avoidance of doubt, any Senior Notes or any Proceeds, products, accession or profits of any Senior Notes (other than Eligible Treasury Assets delivered to the Trust in exchange for Senior Notes in connection with

9 4865-8301-2360 v.6 any Repurchase), or any Cash Settlement Amount that may be credited to the Trust Collateral Account or the Retained Eligible Treasury Assets Account from time to time or any interest therein. The Collateral Agent and the Securities Intermediary shall be entitled to conclusively rely on any determination of the Calculation Agent of the fair market value of Eligible Treasury Assets made in accordance with the LC Facility Agreement in making any calculation of the Required LC Collateral Amount and the amount of Excess Eligible Treasury Assets. (c) In order to secure and to provide for the payment and performance of the Notes Purchase Obligations, the Trust hereby pledges and collaterally assigns to the Constellation Secured Party, and hereby grants to the Constellation Secured Party, a first-priority (subject to Permitted Liens) lien on, and security interest in, all of the Trust’s right, title and interest in, to and under all of the following, whether now owned or hereafter acquired (the “Notes Purchase Obligations Collateral”): (i) any Excess Eligible Treasury Assets from time to time credited to the Trust Collateral Account or the Retained Eligible Treasury Assets Account and all Security Entitlements in respect thereof; and (ii) all Proceeds, products, accessions and profits of or in respect of the foregoing; provided that, for the avoidance of doubt, the Notes Purchase Obligations Collateral shall not include, and the Trust shall not pledge or collaterally assign, to the Constellation Secured Party or grant to the Constellation Secured Party any lien on any Senior Notes or any Proceeds, products, accessions or profits of any Senior Notes (other than Eligible Treasury Assets delivered to the Trust in exchange for Senior Notes in connection with any Repurchase), or any Cash Settlement Amount that may be credited to the Trust Collateral Account or the Retained Eligible Treasury Assets Account from time to time or any interest therein. (d) Each of the Trust, the Constellation Pledgor and the Collateral Agent agree that prior to termination of the LC Facility Agreement, the Collateral Agent will have the sole dominion and control (within the meaning of Sections 8-106, 9-104 and/or 9-106 of the UCC, as applicable) over the Pledged Property Accounts and all Collateral now or hereafter on deposit therein or credited thereto, and the Collateral Agent shall have the exclusive right of withdrawal over such accounts except as set forth in the Facility Agreement (as in effect on the date hereof). Following termination of the LC Facility Agreement, the Constellation Secured Party will have the sole dominion and control (within the meaning of Sections 8-106, 9-104 and/or 9-106 of the UCC, as applicable) over the Trust Collateral Account, the Retained Eligible Assets Account (but not, in each case, on Trust Income received therein) and all Notes Purchase Obligations Collateral now or hereafter on deposit therein or credited thereto, and the Constellation Secured Party shall have the exclusive right of withdrawal over such account except as set forth in the Facility Agreement (as in effect on the date hereof). Section 3.2 Management of Collateral under Transaction Agreements. Notwithstanding the Liens created by this Agreement, (i) the Trust shall at all times have the right to sell Defaulted Eligible Treasury Assets to Constellation at their face amount pursuant to the Facility Agreement (as in effect on the date hereof) and (ii) the Securities Intermediary shall distribute (x) from the Trust Collateral Account, any Trust Income received with respect to the

10 4865-8301-2360 v.6 Eligible Treasury Assets to the Trust Property Account, and (y) from the Retained Eligible Treasury Assets Account, any proceeds of Retained Eligible Treasury Assets in accordance with written instructions from Constellation, from time to time, and, in each case, neither the Collateral Agent nor Constellation shall instruct the Securities Intermediary otherwise with respect to such Trust Income. Section 3.3 Further Assurances. (a) The Trust authorizes Constellation to file, and Constellation shall file, or shall cause to be filed, such financing statements (including on Form UCC-1 and Form UCC-3, as applicable) and such other security documents to be executed by the Trust and the Constellation Pledgor in such offices and locations as are reasonably necessary, or are reasonably requested by the Collateral Agent or the LC Facility Secured Parties, to perfect the Liens granted to the Collateral Agent hereby and each of the Trust and the Constellation Pledgor shall take any or all action that may be necessary or that the Collateral Agent or the LC Facility Secured Parties may reasonably request in order for the Collateral Agent to obtain and retain control of the Pledged Property Accounts and all Collateral deposited therein or credited thereto in accordance with the UCC. Each of the Trust and the Constellation Pledgor acknowledges and agrees that the initial Form UCC-1 filed, as applicable, pursuant to this Section 3.3(a) shall contain a collateral description that includes all Eligible Treasury Assets (and any Proceeds thereof) held by the Trust or the Constellation Pledgor, as applicable. Each of the Trust and the Constellation Pledgor further agree that from time to time and at the expense of the Trust and the Constellation Pledgor, as applicable, each of the Trust and the Constellation Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, as applicable, in order to perfect and protect any security interests renewed and extended or granted or purported to be granted to the Collateral Agent hereby or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the LC Facility Collateral for the benefit of the LC Facility Secured Parties. Without limiting the generality of the foregoing, each of the Trust and the Constellation Pledgor shall, as applicable: (i) at the request of the Collateral Agent if so instructed by the LC Facility Secured Parties constituting Majority Issuers, mark conspicuously on its books and records with a legend, in form and substance satisfactory to the Collateral Agent, the interest of the Collateral Agent in the Pledged Property Accounts, as applicable, indicating that such LC Facility Collateral is subject to the Liens granted hereby; and (ii) execute and file such financing statements and continuation statements, and amendments thereto, and such other instruments and notices, as may be reasonably necessary or desirable, or as the Collateral Agent or the LC Facility Secured Parties may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted to the Collateral Agent hereby. (b) Each of the Trust and the Constellation Pledgor authorizes the Collateral Agent to file (provided that the Collateral Agent shall have no duty or obligation to make any such filing) a carbon, photographic or other reproduction of this Agreement as a financing statement or to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the LC Facility Collateral without the signature of the Trust or the Constellation Pledgor where permitted by applicable law. The Collateral Agent will not be obligated to prepare, file or review financing statements and the Collateral Agent shall have no duty to review

11 4865-8301-2360 v.6 and may rely on a third party filing service. The Collateral Agent is not liable for any defects that may exist in the filing. (c) The Trust authorizes Constellation to file, and Constellation shall file, or cause to be filed, such financing statements (including on Form UCC-1 and Form UCC-3, as applicable) and such other security documents to be executed by the Trust in such offices and locations as are necessary in the opinion of the Constellation Secured Party to perfect the Liens granted to the Constellation Secured Party hereby. The Trust acknowledges and agrees that the initial Form UCC-1 filed, as applicable, pursuant to this Section 3.3(c) shall contain a collateral description that includes all Excess Eligible Treasury Assets (and any Proceeds thereof) held by the Trust. The Constellation Secured Party may direct the Trust from time to time, at the expense of the Constellation Secured Party, to promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Constellation Secured Party may reasonably request, as applicable, in order to perfect and protect any security interests renewed and extended or granted or purported to be granted to the Constellation Secured Party hereby or to enable the Constellation Secured Party to exercise and enforce its rights hereunder with respect to any of the Notes Purchase Obligations Collateral for the benefit of the Constellation Secured Party. Without limiting the generality of the foregoing, the Trust authorizes Constellation to execute and file, and Constellation shall execute and file such financing statements and continuation statements, and amendments thereto, and such other instruments and notices, as may be reasonably necessary or desirable, or as the Constellation Secured Party may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted to the Constellation Secured Party hereby. (d) The Trust authorizes the Constellation Secured Party to file a carbon, photographic or other reproduction of this Agreement as a financing statement or to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Notes Purchase Obligations Collateral without the signature of the Trust where permitted by applicable law. The Trust will not be obligated to review or prepare the financing statement. The Trust is not liable for any defects that may exist in the filing. Section 3.4 Collateral Agent Appointed Attorney-in-Fact. (a) The Constellation Pledgor hereby appoints the Collateral Agent and any officer or agent thereof as the Constellation Pledgor’s true and lawful agent and attorney-in-fact, with full power of substitution and with full authority in the place and stead of the Constellation Pledgor and in the name of the Constellation Pledgor, the Collateral Agent or the LC Facility Secured Parties, from time to time in the Collateral Agent’s discretion, upon the occurrence and during the continuance of an LC Facility Collection Event, to carry out the provisions of this Agreement and to take any action and to execute any instrument or document that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest and any proxy or proxies heretofore given by the Constellation Pledgor, to any other person are hereby revoked. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an LC Facility Collection Event:

12 4865-8301-2360 v.6 (A) to ask, demand, collect, sue for, recover, receive and give acquittance and receipts for amounts due and to become due under or in respect of any of the Constellation Pledged Collateral; (B) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (A) above; and (C) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Constellation Pledged Collateral or otherwise to enforce the rights of the Collateral Agent and the LC Facility Secured Parties Constellation, with respect to any of the Constellation Pledged Collateral. (b) The Trust hereby appoints the Collateral Agent and any officer or agent thereof as the Trust’s true and lawful agent and attorney-in-fact, with full power of substitution and with full authority in the place and stead of the Trust and in the name of the Trust, the Constellation Secured Party, the Collateral Agent or the LC Facility Secured Parties, from time to time in the Collateral Agent’s discretion, upon the occurrence and during the continuance of an LC Facility Collection Event, to carry out the provisions of this Agreement and to take any action and to execute any instrument or document that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest and any proxy or proxies heretofore given by the Trust, to any other person are hereby revoked. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an LC Facility Collection Event: (A) to ask, demand, collect, sue for, recover, receive and give acquittance and receipts for amounts due and to become due under or in respect of any of the Trust LC Facility Collateral; (B) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (A) above; and (C) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Trust LC Facility Collateral or otherwise to enforce the rights of the Collateral Agent and the LC Facility Secured Parties, with respect to any of the Trust LC Facility Collateral. (c) The Trust hereby appoints the Constellation Secured Party and any officer or agent thereof, upon the occurrence and during the continuance of an Constellation Collection Event, as the Trust’s true and lawful agent and attorney-in-fact, with full power of substitution and with full authority in the place and stead of the Trust and in the name of the Trust or the Constellation Secured Party, from time to time in the Constellation Secured Party’s discretion, to carry out the provisions of this Agreement and to take any action and to execute any instrument or document that the Constellation Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest and any proxy or proxies heretofore given by the Trust, to any other person are hereby revoked. Without limiting the generality of the foregoing, the Constellation Secured Party shall

13 4865-8301-2360 v.6 have the right, upon the occurrence and during the continuance of an Constellation Collection Event: (A) to ask, demand, collect, sue for, recover, receive and give acquittance and receipts for amounts due and to become due under or in respect of any of the Notes Purchase Obligations Collateral; (B) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (A) above; and (C) to file any claims or take any action or institute any proceedings that the Constellation Secured Party may deem necessary or desirable for the collection of any of the Notes Purchase Obligations Collateral or otherwise to enforce the rights of the Constellation Secured Party, with respect to any of the Notes Purchase Obligations. Notwithstanding the foregoing, in the event a Constellation Collection Event occurs concurrently with an LC Facility Collection Event, the Collateral Agent will maintain sole, overriding and final authority in the place and stead of the Trust, and the Constellation Secured Party shall not exercise any of the foregoing rights without the consent of the Collateral Agent. Section 3.5 Duties of the Collateral Agent and the Constellation Secured Party. The powers conferred on the Collateral Agent and the LC Facility Secured Parties hereunder are solely to protect their interest in the LC Facility Collateral and shall not impose any duty upon the Collateral Agent or the LC Facility Secured Parties to exercise any such powers. Except for the reasonable care in the custody and preservation of any LC Facility Collateral in its possession and the accounting for amounts actually received by it hereunder, neither the Collateral Agent nor the LC Facility Secured Parties shall have any duty as to any LC Facility Collateral or as to the taking of any necessary steps to preserve rights against any person or any other rights pertaining to any LC Facility Collateral. The powers conferred on the Constellation Secured Party hereunder are solely to protect its interest in the Notes Purchase Obligations Collateral and shall not impose any duty upon the Constellation Secured Party to exercise any such powers. Except for the reasonable care in the custody and preservation of any Notes Purchase Obligations Collateral in its possession and the accounting for amounts actually received by it hereunder, the Constellation Secured Party shall not have any duty as to any Notes Purchase Obligations Collateral or as to the taking of any necessary steps to preserve rights against any person or any other rights pertaining to any Notes Purchase Obligations Collateral. Section 3.6 Pledged Property Accounts. (a) Establishment of Accounts. (i) Constellation hereby agrees and acknowledges that it directs the Securities Intermediary to establish a segregated, non-interest bearing Dollar-denominated account entitled “Constellation Securities Account”, which account shall be maintained until the termination of the LC Facility Agreement (or as otherwise expressly provided in this Agreement).

14 4865-8301-2360 v.6 (ii) The Trust hereby directs the Securities Intermediary to establish, and the Securities Intermediary hereby confirms that it has established, the following segregated, non-interest bearing Dollar-denominated accounts, which accounts shall be maintained until the termination of this Agreement (or as otherwise expressly provided in this Agreement): Account # SF7148.1 entitled “Trust Property Account;” Account # SF7148.2 entitled “Trust Collateral Account;” Account # SF7148.3 entitled “Trust Notes Account;” Account # SF7148.4 entitled “Retained Eligible Treasury Assets Account” The Trust Property Account and the Trust Notes Account shall not be subject to any liens in favor of the Collateral Agent or the Constellation Secured Party, and the Trust shall remain the sole Entitlement Holder thereof and shall be the only party that may deliver Entitlement Orders on such accounts. For administrative purposes, additional sub-accounts within the Pledged Property Accounts or the Trust Property Account may be established and created by the Securities Intermediary from time to time, each of which shall be, and shall be treated as, an account of the same type as the account within which such sub-account was created. (b) The parties hereto agree that they shall treat the Constellation Deposit Account as a “deposit account” (as such term is defined in Section 9-102(29) of the UCC) and each of the Trust Collateral Account, the Retained Eligible Treasury Assets Account and the Constellation Securities Account as a “securities account” (as defined in Section 8-501(a) of the UCC), and all property credited to the Trust Collateral Account, the Retained Eligible Treasury Assets Account or the Constellation Securities Account shall be treated as financial assets. The Securities Intermediary agrees that (i) it is and continues to act as “securities intermediary” (as defined in Section 8-102 of the UCC) with respect to the Trust Collateral Account and the Retained Eligible Treasury Assets Account and that it will be a “securities intermediary” (as defined in Section 8- 102 of the UCC) with respect to Constellation Securities Account and all the financial assets held in such accounts, and the Securities Intermediary’s jurisdiction shall at all times be the State of New York, (ii) it is and shall continue to act as a “bank” (as defined in Section 9-102(8) of the UCC) with respect to the Constellation Deposit Account, and the Securities Intermediary’s jurisdiction shall at all times be the State of New York; (iii) the Trust is the sole Entitlement Holder of the Trust Collateral Account and the Retained Eligible Treasury Assets Account; (iv) the Constellation Pledgor is the sole Entitlement Holder of the Constellation Securities Account and the sole customer of the Constellation Deposit Account; and (v) it does not know of any claim to, or interest in, the Pledged Property Accounts or any financial assets or funds credited thereto and has not entered, and will not enter, into any agreement with any other Person relating to the Pledged Property Accounts or any financial assets or funds credited thereto pursuant to which it has agreed or will agree to comply with Entitlement Orders of such Person. As permitted by Article 4 of the Hague Convention, the parties hereto agree that the law of the State of New York shall govern the Constellation Securities Account, the Trust Collateral Account and the Retained Eligible Treasury Assets Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any of the Constellation Securities Account, the Trust Securities Account or the Retained Eligible Treasury Assets Account. As of the date hereof, the Securities Intermediary represents that it has an office in the

15 4865-8301-2360 v.6 United States which satisfies the requirements of clauses (1) and (2) of Article 4 of the Hague Convention. (c) The Securities Intermediary agrees that it will comply with Entitlement Orders and instructions (including any instructions directing disposition of funds on deposit in the Constellation Collateral Accounts, the Trust Collateral Account and the Retained Eligible Treasury Assets Account) originated by the Collateral Agent without further consent of the Trust, Constellation or any other Person and regardless of any conflicting instructions from the Trust or Constellation. (d) The Securities Intermediary agrees that it will comply with Entitlement Orders and instructions originated by Constellation solely with respect to any Excess Eligible Treasury Assets without further consent of the Trust; provided that at the time of delivery of any such Entitlement Order, Constellation shall certify to the Securities Intermediary, the Trust and the Collateral Agent that the requested transfer of Collateral is permitted pursuant to the Facility Agreement. Notwithstanding the foregoing, the Securities Intermediary shall not comply with any such Entitlement Orders or instructions until two Business Days after receipt by the Securities Intermediary of such certification and, in the event the Securities Intermediary receives conflicting Entitlement Orders or instructions from the Collateral Agent and Constellation, the Securities Intermediary will comply with the Entitlement Orders or instructions originated by the Collateral Agent and not those of Constellation. (e) The Securities Intermediary agrees that (i) all Eligible Treasury Assets delivered to it by or on behalf of the Trust will be promptly credited to the Trust Collateral Account or, if directed pursuant to the Facility Agreement, to the Retained Eligible Treasury Assets Account, and (ii) all Eligible Treasury Assets delivered to it by or on behalf of the Constellation Pledgor will be promptly credited to the Constellation Collateral Accounts. (f) The Securities Intermediary agrees that no financial asset credited to the Pledged Property Accounts will be registered in the name of the Trust or Constellation, payable to the order of the Trust or Constellation or specially indorsed to the Trust or Constellation unless such financial asset has been further indorsed to the Securities Intermediary or in blank. (g) The Securities Intermediary shall send copies of all statements and confirmations for the Pledged Property Accounts simultaneously to the Collateral Agent and the Trust and/or the Constellation Pledgor, as applicable. The Securities Intermediary may satisfy such obligation by providing read-only online access to the Pledged Property Accounts’ position listings and transaction histories. The Securities Intermediary shall use commercially reasonable efforts to promptly notify the Collateral Agent, if any other person claims that it has a property interest in the Pledged Property Accounts or any asset in the Pledged Property Accounts. (h) All transfers of cash or financial assets in any account established pursuant to Section 3.6(a) shall only be made by the Securities Intermediary upon a written direction, signed by a duly authorized officer of the party with the right to provide Entitlement Orders to the applicable account.

16 4865-8301-2360 v.6 Section 3.7 Priority of LC Facility Secured Party’s Security Interest. The Securities Intermediary subordinates in favor of the LC Facility Secured Parties any interest, lien or right of setoff it may have, now or in the future, against the Pledged Property Accounts or assets in or credited to the Pledged Property Accounts; provided, however, that, notwithstanding the foregoing, the Securities Intermediary may set off all amounts due to it in respect of its reasonable fees and expenses (including without limitation the payment of any legal fees or expenses), overdraft fees, and the face amount of any checks or other items which have been credited to the Pledged Property Accounts but are subsequently returned unpaid or otherwise reversed for any reason. For the avoidance of doubt, the Constellation Secured Party subordinates in favor of the LC Facility Secured Parties any interest, lien or right of setoff it may have, now or in the future, against the Trust Collateral Account, the Retained Eligible Treasury Assets Account or assets in or credited to the Trust Collateral Account or the Retained Eligible Treasury Assets Account. ARTICLE IV REMEDIES OF THE COLLATERAL AGENT AND THE LC FACILITY SECURED PARTIES Section 4.1 Actions by Collateral Agent Upon Occurrence of LC Facility Collection Event. (a) Upon the occurrence and during the continuance of an LC Facility Collection Event: (i) The Collateral Agent may and, at the direction of any Issuer, shall exercise in respect of the LC Facility Collateral, in addition to other rights provided for herein or in any other Facility Document or otherwise available to it, all the rights of a secured party after default provided for under the UCC (whether or not the UCC applies to the affected Collateral) and in addition thereto and cumulative thereof, the following rights: the right to sell, lease or otherwise dispose of the LC Facility Collateral and the right to take possession of the LC Facility Collateral; the Collateral Agent may require each of the Trust and the Constellation Pledgor, as applicable, to, and each of the Trust and the Constellation Pledgor hereby agrees that it shall, at its expense and promptly upon the request of the Collateral Agent, forthwith assemble all or part of the LC Facility Collateral and all documents relating to the LC Facility Collateral as directed by the Collateral Agent and make the LC Facility Collateral available to the Collateral Agent at a place to be designated by the LC Facility Collateral Agent; and without notice, sell the Collateral in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. (ii) Any Proceeds held by the Collateral Agent as LC Facility Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the LC Facility Collateral shall be applied in whole or in part by the Collateral Agent against the LC Facility Obligations.

17 4865-8301-2360 v.6 Any surplus LC Facility Collateral, if any, held by the Collateral Agent and remaining after payment in full of the LC Facility Obligations shall be promptly and completely deposited in or credited to the Trust Collateral Account or the Retained Eligible Treasury Assets Account (in each case based on the account from which such LC Facility Collateral was initially withdrawn) or paid over to Constellation, as applicable, or to whomsoever may be lawfully entitled to receive such surplus; provided that the Collateral Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement. (iii) All rights of the Collateral Agent and the LC Facility Secured Parties expressed herein are in addition to all other rights possessed by the Collateral Agent and LC Facility Secured Parties in the other Facility Documents or otherwise available at law or in equity. Each of the Trust and Constellation hereby irrevocably authorizes and directs the Collateral Agent to charge the Trust Collateral Account or the Retained Eligible Treasury Assets Account (i) upon and after the drawing of any Letter of Credit for the full amount of the L/C Reimbursement Amount and (ii) from time to time for any other Obligations, in each case, in accordance with the terms of the LC Facility Agreement. Notwithstanding anything to the contrary herein or under applicable law, in the case of an LC Facility Collection Event described in clause (i) of the definition thereof, the Collateral Agent may only exercise remedies against the portion of the LC Facility Collateral (determined using commercially reasonable efforts to exercise remedies on a pro rata basis across each principal and interest STRIP, first with respect to STRIPs in the Retained Eligible Treasury Assets Account and second with respect to STRIPs in the Trust Collateral Account), as determined by the Calculation Agent pursuant to the LC Facility Agreement equal to the applicable L/C Reimbursement Amount determined in accordance with the LC Facility Agreement together with such additional LC Facility Collateral as may be needed to cover the fees and expenses in connection with any such enforcement. (b) Each of the Trust and Constellation agrees that transfer of the LC Facility Collateral (or the applicable portion thereof) to the Collateral Agent for the benefit of the LC Facility Secured Parties in accordance with the LC Facility Agreement upon the occurrence of an LC Facility Collection Event and during the continuance thereof shall be deemed a commercially reasonable disposition of the LC Facility Collateral for all purposes of the UCC and under any other applicable law. (c) In no event other than following the occurrence and during the continuance of an LC Facility Collection Event shall the Collateral Agent instruct or give an Entitlement Order to the Securities Intermediary with respect to the LC Facility Collateral. Section 4.2 Appointment of a Receiver. If a receiver of the LC Facility Collateral shall be appointed in judicial proceedings, the Collateral Agent may accept appointment as such receiver on such terms and conditions as the parties may agree at the time of such appointment. Section 4.3 Remedies Not Exclusive.

18 4865-8301-2360 v.6 (a) No remedy conferred upon or reserved to the Collateral Agent in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute. (b) No delay of the Collateral Agent in exercising or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any LC Facility Collection Event shall impair any such right, remedy or power or shall be construed to be a waiver of any default by the Trust in respect of its obligations hereunder or an acquiescence therein; and every right, power and remedy given by this Agreement to the Collateral Agent may be exercised from time to time as often as may be deemed expedient. (c) All rights of action and rights to assert claims against the Trust or Constellation upon or under this Agreement may be enforced by the Collateral Agent without the possession of any Facility Document or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of any judgment shall be held as part of the LC Facility Collateral. Section 4.4 Liquidation of LC Facility Collateral; Acknowledgements of the Trust and the Constellation Pledgor. Any public or private sale or other disposition of LC Facility Collateral by the Collateral Agent in accordance with this Agreement may be made through such brokers as may be selected by the Collateral Agent in its sole discretion and on such commercially reasonable terms as the Collateral Agent may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The LC Facility Secured Parties or any Affiliate may buy any LC Facility Collateral at any public or private sale conducted in accordance with this Agreement free of any right or equity of redemption of the Trust or the Constellation Pledgor, as applicable, which right or equity is hereby waived and released. Each of the Trust and the Constellation Pledgor acknowledges and agrees that the LC Facility Collateral (other than Cash) is of a type customarily sold on a recognized market, and, accordingly, (i) neither the Trust nor the Constellation Pledgor shall be entitled to prior notice of any sale of the Collateral by the Collateral Agent pursuant to this Agreement or otherwise and (ii) the Collateral Agent and/or any LC Facility Secured Parties may purchase any or all of the LC Facility Collateral as a private sale. Section 4.5 Waiver of Certain Rights. Each of the Trust and the Constellation Pledgor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted under this Agreement, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the LC Facility Collateral (or, in the applicable portion thereof) may at any such sale be offered and sold as an entirety and agrees that the Collateral Agent may exercise remedies against the Constellation Pledged Collateral and/or the Trust LC Facility Collateral in such order as the Collateral Agent or the LC Facility Secured Parties may determine in their sole discretion.

19 4865-8301-2360 v.6 Section 4.6 Waiver of Stays, Etc. To the full extent that each of the Trust and the Constellation Pledgor may lawfully so agree, each of the Trust and the Constellation Pledgor agrees that it shall not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Agreement in accordance with its terms or the absolute sale of any portion of or all of the LC Facility Collateral in accordance with this Agreement or the possession thereof by any purchaser at any sale under and in compliance with this Agreement, and each of the Trust and the Constellation Pledgor, for itself and all who may claim through or under the Trust or the Constellation Pledgor, as applicable, as far as the Trust and the Constellation Pledgor now or hereafter lawfully may do so, hereby waives the benefit of all such laws. ARTICLE V REMEDIES OF THE CONSTELLATION SECURED PARTY Section 5.1 Actions by Constellation Secured Party Upon Occurrence of Constellation Collection Event. (a) Upon the occurrence and continuance of a Constellation Collection Event: (i) The Constellation Secured Party may exercise in respect of the Notes Purchase Obligations Collateral, in addition to other rights provided for herein or in any other Transaction Agreement or otherwise available to it, all the rights of a secured party after default provided for under the UCC (whether or not the UCC applies to the affected Collateral) and in addition thereto and cumulative thereof, the following rights: the right to sell, lease or otherwise dispose of the Notes Purchase Obligations Collateral and the right to take possession of the Notes Purchase Obligations Collateral; the Constellation Secured Party may require the Trust to, and the Trust hereby agrees that it shall, at Constellation’s expense and promptly upon the request of the Constellation Secured Party, forthwith assemble all or part of the Notes Purchase Obligations Collateral and all documents relating to the Notes Purchase Obligations Collateral as directed by the Constellation Secured Party and make the Notes Purchase Obligations Collateral available to the Constellation Secured Party at a place to be designated by the Constellation Secured Party; and without notice, sell the Notes Purchase Obligations Collateral in one or more parcels at public or private sale, at any of the Constellation Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Constellation Secured Party may deem commercially reasonable. (ii) Any Proceeds held by the Constellation Secured Party as Notes Purchase Obligations Collateral and all Cash Proceeds received by the Constellation Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Notes Purchase Obligations Collateral shall be applied in whole or in part by the Constellation Secured Party against the Notes Purchase Obligations. Any surplus Notes Purchase Obligations Collateral, if any, held by the Constellation Secured Party and remaining after payment in full of the Notes Purchase Obligations shall be promptly and completely deposited in or credited to the Trust Collateral Account or the Retained

20 4865-8301-2360 v.6 Eligible Treasury Assets Account or paid over to Constellation, as applicable, or to whomsoever may be lawfully entitled to receive such surplus. (iii) All rights of the Constellation Secured Party expressed herein are in addition to all other rights possessed by the Constellation Secured Party in the other Transaction Agreements or otherwise available at law or in equity. Notwithstanding anything to the contrary herein or under applicable law, in the case of a partial exercise of the Issuance Right, the Constellation Secured Party may only exercise remedies against the Applicable Percentage of the Notes Purchase Obligations Collateral. (b) The Trust agrees that transfer of the Notes Purchase Obligations Collateral (or, in the case of a partial exercise of the Issuance Right, the Applicable Percentage thereof) to the Constellation Secured Party in accordance with the Facility Agreement upon the occurrence of an Constellation Collection Event and during the continuance thereof shall be deemed a commercially reasonable disposition of the Notes Purchase Obligations Collateral for all purposes of the UCC and under any other applicable law. (c) In no event other than following the occurrence and during the continuance an Constellation Collection Event shall the Constellation Secured Party instruct or give an Entitlement Order to the Securities Intermediary with respect to Notes Purchase Obligations Collateral. In no event shall the Constellation Secured Party instruct or give an Entitlement Order to the Securities Intermediary with respect to the LC Facility Collateral, except as permitted pursuant to the Facility Agreement (as in effect on the date hereof). Section 5.2 Appointment of a Receiver. If a receiver of the Notes Purchase Obligations Collateral shall be appointed in judicial proceedings, the Constellation Secured Party may accept appointment as such receiver on such terms and conditions as the parties may agree at the time of such appointment. Section 5.3 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Constellation Secured Party in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute. (b) No delay of the Constellation Secured Party in exercising or omission of the Constellation Secured Party to exercise any right, remedy or power accruing upon any Constellation Collection Event shall impair any such right, remedy or power or shall be construed to be a waiver of any default by the Trust in respect of its obligations hereunder or an acquiescence therein; and every right, power and remedy given by this Agreement to the Constellation Secured Party may be exercised from time to time as often as may be deemed expedient. (c) All rights of action and rights to assert claims against the Trust upon or under this Agreement may be enforced by the Constellation Secured Party without the possession of any Transaction Agreement or the production thereof in any trial or other proceeding relative thereto,

21 4865-8301-2360 v.6 and any such suit or proceeding instituted by the Constellation Secured Party shall be brought in its name as Constellation Secured Party and any recovery of any judgment shall be held as part of the Notes Purchase Obligations Collateral. Section 5.4 Liquidation of Notes Purchase Obligations Collateral; Acknowledgements of the Trust. Any public or private sale or other disposition of Notes Purchase Obligations Collateral by the Constellation Secured Party in accordance with this Agreement may be made through such brokers as may be selected by the Constellation Secured Party in its sole discretion and on such commercially reasonable terms as the Constellation Secured Party may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Constellation Secured Party or any Affiliate may buy any Notes Purchase Obligations Collateral at any public or private sale conducted in accordance with this Agreement free of any right or equity of redemption of the Trust, which right or equity is hereby waived and released. The Trust acknowledges and agrees that the Notes Purchase Obligations Collateral (other than Cash) is of a type that may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Trust shall not be entitled to prior notice of any sale of the Notes Purchase Obligations Collateral by the Constellation Secured Party pursuant to this Agreement or otherwise. Section 5.5 Waiver of Certain Rights. The Trust, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshalling of the Notes Purchase Obligations Collateral upon any sale, whether made under any power of sale granted under this Agreement, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Notes Purchase Obligations Collateral (or, in the case of a partial exercise of the Issuance Right, the Applicable Percentage thereof) may at any such sale be offered and sold as an entirety and agrees that the Constellation Secured Party may exercise remedies against the Notes Purchase Obligations Collateral in such order as the Constellation Secured Party may determine in its sole discretion. Section 5.6 Waiver of Stays, Etc. To the full extent that the Trust may lawfully so agree, the Trust agrees that it shall not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Agreement in accordance with its terms or the absolute sale of any portion of or all of the Notes Purchase Obligations Collateral in accordance with this Agreement or the possession thereof by any purchaser at any sale under and in compliance with this Agreement, and the Trust, for itself and all who may claim through or under the Trust, as far as the Trust now or hereafter lawfully may do so, hereby waives the benefit of all such laws. Section 5.7 Collateral Agent Override. Notwithstanding anything to the contrary in this Agreement, in the event a Constellation Collection Event occurs concurrently with an LC Facility Collection Event, the Collateral Agent will maintain sole, overriding and final authority in respect of the exercise of remedies and the Constellation Secured Party shall not take any action contemplated by this Article V without the prior consent of the Collateral Agent.

22 4865-8301-2360 v.6 ARTICLE VI COVENANTS AND AGREEMENTS OF THE TRUST AND THE CONSTELLATION PLEDGOR Section 6.1 No Pledge of Collateral to Others; Defense of Title. Without the prior written consent of the Collateral Agent and the Constellation Secured Party, the Trust shall not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Collateral or any unpaid interest, dividends or other distributions or payments with respect thereto or grant a Lien in any therein except as provided in and in accordance with the Transaction Agreements and the Facility Documents (including with respect to Permitted Liens). Without the prior written consent of the Collateral Agent, the Constellation Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Collateral or any unpaid interest, dividends or other distributions or payments with respect thereto or grant a Lien in any therein except as provided in and in accordance with the Facility Documents (including with respect to Permitted Liens). The Constellation Pledgor shall defend its and the Trust’s title to the Collateral and the Liens of the Collateral Agent and the Constellation Secured Party, as applicable, thereon against the claim of any Person and shall maintain and preserve such Liens until the termination of this Agreement. Section 6.2 No Change in Name, Structure or Office of the Trust or Constellation. Neither the Trust nor the Constellation Pledgor shall change its name or jurisdiction of organization or remove the books or records relating to the Collateral from the address specified in the Trust Declaration and the LC Facility Agreement, as applicable, as in effect on the date hereof unless it has taken such action, if any, as is necessary to cause the Liens of the Collateral Agent and the Constellation Secured Party against the applicable Collateral to continue to be perfected without interruption. Section 6.3 Representations and Warranties. The Trust represents and warrants to the Collateral Agent and the Constellation Secured Party as follows on the date hereof: (a) the Trust is duly organized and validly existing under the Statutory Trust Act and has the power and authority to own its assets and to conduct its activities and the full legal name of the Trust is as set forth in the preamble of this Agreement; (b) the (i) execution, delivery and performance by it of this Agreement, (ii) the granting of the Liens granted by it (including the first-priority nature thereof, subject to Permitted Liens) pursuant to this Agreement, (iii) the perfection or maintenance of the Liens created pursuant to this Agreement, and (iv) the granting of authority to the Collateral Agent and the Constellation Secured Party with respect to the exercise of their respective rights hereunder or under any other Facility Document or remedies in respect of the Trust Collateral Account or the Retained Eligible Treasury Assets Account, (v) are within its powers, (w) have been duly authorized by all necessary action, (x) require no action by or in respect of, or filing with, any governmental body, agency or official, except for any immaterial actions, consents, approvals, registrations or filings or such as have been made or obtained and are in full force and effect, (y) do not contravene, or constitute a default under, any provision of applicable material law or

23 4865-8301-2360 v.6 regulation or of constituent documents of the Trust, as the case may be, or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Trust, as the case may be, or (z) result in the creation or imposition of any Lien on any asset of the Trust, except the Liens created pursuant to this Agreement. (c) this Agreement has been duly executed and delivered by the Trust, and this Agreement constitutes a legal, valid and binding agreement of the Trust, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The Trust acknowledges that the Collateral Agent has control (within the meaning of Sections 8-106, 9- 104 and/or 9-016, as applicable, of the UCC) over the Pledged Property Accounts; (d) the Collateral Agent, for the benefit of the LC Facility Secured Parties, has a valid, first-priority perfected security interest in and lien on all of the LC Facility Collateral granted by the Trust, subject to no other Lien, other than Permitted Liens, securing all LC Facility Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests granted by the Trust have been duly taken; (e) all funds, assets and property provided by the Trust to the Collateral Agent pursuant to this Agreement are free and clear of any Lien, other than Permitted Liens, except for the liens and security interests created under this Agreement, and the Trust was the legal and beneficial owner thereof at the time provided to the Collateral Agent; (f) there is no action, suit, investigation, litigation or proceeding against the Trust pending or, to the knowledge of the Trust, threatened, before any court, tribunal, arbitrator or any other governmental authority or national securities exchange, that purports to affect the legality, validity or enforceability of this Agreement or as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a material adverse effect on the Trust’s business, operations, property, assets, liabilities or financial condition; (g) assuming compliance with the transfer restrictions with respect to the Trust Securities specified in the Trust Declaration, the Trust is not required to register with the Securities and Exchange Commission as an “investment company” under the Investment Company Act of 1940; and (h) the Trust is Solvent. All representations and warranties made or deemed made in this Agreement shall survive the execution and delivery of this Agreement.

24 4865-8301-2360 v.6 ARTICLE VII THE COLLATERAL AGENT Section 7.1 Acceptance of Trust. The Collateral Agent, for itself and its successors, hereby accepts the obligations and duties created by this Agreement upon the terms and conditions hereof. Section 7.2 Duties of the Collateral Agent with Respect to Collateral. The Collateral Agent shall use reasonable care with respect to the Collateral transferred to or by it or in its possession. The Collateral Agent shall keep appropriate records in connection with its obligations and duties arising under this Agreement in a commercially reasonable form and manner and upon resignation or removal shall deliver such records in the form and manner then kept to its successor or to the Trust or the Constellation Pledgor, as applicable. Except as permitted hereunder, the Collateral Agent shall not sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral. Section 7.3 Moneys to Be Held in Trust. All moneys and other property received by the Collateral Agent under or pursuant to any provision of this Agreement shall be held in trust for the purposes of this Agreement and the Collateral Agent shall have no right to set off or apply any such moneys or other property against any obligation of the Trust, the Constellation Pledgor or the LC Facility Secured Parties, and hereby waives any and all Liens that it may otherwise have against the Collateral, except as provided in the Facility Documents. Section 7.4 Limitations on Duties of the Collateral Agent. (a) The Collateral Agent shall not be liable for the correctness of any recitals, statements, representations or warranties contained herein, except for those made by the Collateral Agent. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Trust or the Constellation Pledgor, as applicable, to the Collateral or as to the security afforded by this Agreement, or as to the validity, execution, enforceability, legality or sufficiency of this Agreement (except, in each case, with respect to the Collateral Agent) or the LC Facility Obligations, or the validity, perfection or continuation of the security interests purported to be created hereby, and the Collateral Agent shall incur no liability in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or the discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that (i) if the Collateral Agent enters into possession of a part or all of the Collateral, the Collateral Agent shall preserve the part in its possession and (ii) the Collateral Agent shall promptly, and at its own expense, take such action as may be necessary to duly remove and discharge (by bonding or otherwise) any Collateral Agent’s Lien on any part of the Collateral not otherwise permitted by the Facility Documents. (b) Except as expressly set forth herein, the Collateral Agent shall not be required to ascertain or inquire as to the performance by the Trust or the Constellation Pledgor, as applicable, of any of the covenants or agreements contained herein or in any Facility Document.

25 4865-8301-2360 v.6 (c) The Collateral Agent shall be liable only for that Collateral that is transferred to the Collateral Agent and that has not been released to the Trust or on the Trust’s behalf, or to Constellation or on Constellation’s behalf, as applicable, by the Collateral Agent in accordance with this Agreement. (d) The Collateral Agent shall not be responsible or personally liable (i) for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, relating to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, or (ii) for any failure or delay in the performance of its obligations under this Agreement, or losses, arising out of or caused, directly or indirectly, by circumstances beyond its control (other than as a result of its own misconduct, gross negligence or bad faith), including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services, including Internet services; accidents; labor disputes; acts of civil or military authority and governmental action (it being understood that the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances). (e) The Collateral Agent shall not be liable for the negligence or misconduct of any agent, sub-agent, subcustodian or attorney-in-fact selected by it in accordance with this Agreement without gross negligence or willful misconduct, unless such agent, sub-agent, subcustodian or attorney-in-fact is, or is an Affiliate of, the Collateral Agent. (f) The Collateral Agent shall not be personally liable for any error of judgment made in good faith by any of its officers or employees. (g) The Collateral Agent shall not be deemed to have knowledge of any fact or event unless a Responsible Officer of the Collateral Agent has received a written notice of such fact or event. (h) Except for reports prepared by the Collateral Agent pursuant to an express provision of a Facility Document, the delivery of reports or other information does not constitute actual knowledge. (i) The Collateral Agent shall not be liable as a result of the sale directly or through any broker of the Collateral, or any part thereof, at any private or public sale conducted in accordance with this Agreement, or for any insufficiency of the proceeds of any Collateral liquidated in accordance with this Agreement, unless any such insufficiency arises from the Collateral Agent’s gross negligence or willful misconduct. (j) The Collateral Agent shall be obligated to perform only such duties as are specifically set forth in this Agreement and the other Facility Documents and no implied covenants or obligations (fiduciary or otherwise) shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall not be liable to the LC Facility Secured Parties or any other party with respect to any action taken or omitted by it in accordance with the terms of

26 4865-8301-2360 v.6 this Agreement. Nothing in this Agreement shall be construed to require the Collateral Agent to advance or expend its own funds. (k) Except as otherwise expressly provided herein, the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions of this Agreement except with the consent of the LC Facility Secured Parties constituting Majority Issuers, which consent shall not be unreasonably be withheld. (l) The Collateral Agent shall be under no obligation to take any action, other than any action expressly required to be taken by the Collateral Agent pursuant to this Agreement, unless the Person or Persons requesting or directing such action shall have provided to the Collateral Agent security and indemnity, reasonably satisfactory to the Collateral Agent against the costs, expenses (including reasonable attorneys’ fees and expenses and the reasonable expenses of the Collateral Agent’s agents) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Collateral Agent. (m) Whenever in the performance of its duties under this Agreement, the Collateral Agent shall deem it desirable to receive instructions with respect to enforcing any remedy or right to taking any other action hereunder the Collateral Agent (i) may request instructions from the LC Facility Secured Parties constituting Majority Issuers, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received as provided above, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions. (n) Each of the Trust and the Constellation Pledgor acknowledges and confirms its obligation to indemnify the Collateral Agent pursuant to the Trust Declaration and the LC Facility Agreement, as applicable. (o) In addition to the foregoing, the Collateral Agent shall be entitled to all of its rights, privileges, protections, immunities and indemnities set forth in the LC Facility Agreement as if set forth herein in full. Section 7.5 Reliance by the Collateral Agent. (a) In carrying out its duties hereunder, the Collateral Agent shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, and may rely, and shall be fully protected in relying, upon, any market information, spot currency exchange rates and other prices obtained by the Collateral Agent as provided in this Agreement, in each case except in the case of negligence or willful misconduct. (b) The Collateral Agent may rely, and shall be fully protected in acting or refraining from acting, upon any signature, resolution, statement, instrument, opinion, report, order, bond or other document or any notice that it has no reason to believe to be other than genuine or to have been signed or presented by other than the proper party or parties or, in the case of facsimiles or emails, to have been sent by other than the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any

27 4865-8301-2360 v.6 certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement. (c) Whenever in the administration of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent as to which Constellation or the LC Facility Secured Parties, as applicable, is charged hereunder with providing such proof or establishment, such matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively provided or established by a certificate of an Authorized Officer of Constellation or the LC Facility Secured Parties, as applicable. (d) The Collateral Agent may consult with independent counsel (which may be counsel to the Trust, Constellation or the LC Facility Secured Parties), accountants and other experts, and any opinion of such independent counsel, any such accountant, or any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it under this Agreement in accordance with such opinion and without gross negligence or willful misconduct. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Section 7.6 Certain Additional Covenants of the Collateral Agent. The Collateral Agent shall provide 30 days’ prior written notice to the Trust, Constellation and the LC Facility Secured Parties of any change in the location of its office responsible for carrying out its duties under this Agreement, its address for the receipt of notice, or the instructions to be used by the Trust, Constellation or the LC Facility Secured Parties in making payments or transfers to the Collateral Agent in respect of this Agreement or any other Facility Document. Section 7.7 Securities Intermediary. The Securities Intermediary shall be entitled to the same rights, privileges, protections, indemnities and immunities as the Collateral Agent under this Agreement and the LC Facility Agreement. The Securities Intermediary will have no duties to the Collateral Agent or the Constellation Secured Party except as expressly set forth in this Agreement. The Securities Intermediary may charge the Trust and Constellation, as applicable, to the extent permitted by applicable law, for (i) any items returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or for any other reason without regard to the timeliness of the return or adjustment or the occurrence or timeliness of any other person’s notice of nonpayment or adjustment, (ii) normal service charges or fees payable to the Securities Intermediary in connection with the Pledged Property Accounts or any related services, (iii) any adjustments or corrections of any posting errors, and (iv) reimbursement of out-of-pocket expenses in connection with the administration or enforcement of this Agreement by the Securities Intermediary. ARTICLE VIII RELEASE OF ALL COLLATERAL; TERMINATION Section 8.1 Conditions to Release.

28 4865-8301-2360 v.6 (a) The Liens and security interests granted to the Collateral Agent hereunder shall be released automatically (x) in whole on the date on which the LC Facility Agreement is terminated in accordance with its terms, each Letter of Credit has expired, terminated or been cancelled, and the applicable LC Facility Obligations (other than contingent obligations not then due and payable) have been satisfied or terminated, and (y) in part in accordance with Section 5(a) of the LC Facility Agreement. The Liens and security interests granted to the Constellation Secured Party hereunder shall be released automatically on the date on which the Facility Agreement is terminated in accordance with its terms and the satisfaction or termination of the applicable Notes Purchase Obligations. (b) Upon such release of the Liens and security interest granted to the Collateral Agent, all right, title and interest of the Collateral Agent in, to and under the Collateral shall revert to the Trust, Constellation Secured Party and/or the Constellation Pledgor, as applicable, and the estate, right, title and interest of the Collateral Agent therein shall thereupon terminate and become void. The Trust, Constellation and the Collateral Agent shall each deliver to the other parties hereto instruments of discharge, satisfaction and release prepared by Constellation and in form reasonably satisfactory to the other parties hereto, and upon the written request, and at the cost and expense, of the Trust or Constellation, as applicable, the Collateral Agent shall execute such instruments as the Trust or Constellation deems necessary or advisable to terminate any conditions constituting public notice of the Liens granted hereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Trust or Constellation, as applicable, all property of the Trust or Constellation, as applicable, then held by the Collateral Agent or the Securities Intermediary. Any release by the Collateral Agent with respect to any Collateral hereunder shall be made without representation, warranty or recourse. If the Collateral Agent shall fail to execute or deliver any such instrument of discharge, satisfaction, termination, assignment or transfer or such property, then the Trust and/or Constellation, as applicable, and any officer or agent thereof, shall hereby be constituted and appointed, with full power of substitution, as the Collateral Agent’s true and lawful attorney-in- fact with full power and authority in the name of the Collateral Agent or the name of such attorney-in-fact for the purpose of executing or delivering, as the case may be, such instrument or property. Section 8.2 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, all as though such payment or performance had not been made. If any payment, or any part thereof, is rescinded, reduced, restored or returned, the applicable Obligations secured hereby shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. ARTICLE IX WAIVER OF SURETYSHIP DEFENSES If and to the extent that the Trust is viewed as a surety with respect to the LC Facility Obligations, then to the fullest extent permitted by law the Trust hereby waives all suretyship defenses. Without limiting the generality of the foregoing, the Trust agrees that the security

29 4865-8301-2360 v.6 interest of the Collateral Agent hereunder and the Trust’s obligations hereunder shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives, to the fullest extent permitted by applicable law, all, rights, claims or defenses that the Trust might otherwise have (now or in the future) with respect to each of the following (whether or not the Trust has knowledge thereof): (i) the validity or enforceability of this Agreement, the LC Facility Agreement, any Facility Document or any of the LC Facility Obligations; (ii) any renewal, extension or acceleration of, or any increase in the amount of the LC Facility Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the LC Facility Agreement or any Facility Document; (iii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising hereunder or under the LC Facility Agreement or any Facility Document, at law, in equity or otherwise) with respect to the LC Facility Obligations or any agreement relating thereto, or with respect to any other guarantee of or security for the payment of the LC Facility Obligations; (iv) any change, reorganization or termination of the corporate structure or existence of Constellation; (v) any subordination of the LC Facility Obligations to any other obligations; (vi) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all LC Facility Collateral securing, or purporting to secure, the LC Facility Obligations or any other impairment of such Collateral; (vii) any exercise of remedies with respect to any security for the LC Facility Obligations (including, without limitation, the LC Facility Collateral) at such time and in such order and in such manner as an applicable lender may decide and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that the Trust would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, the Trust hereby expressly waives, to the extent permitted by applicable law, any and all benefits that might otherwise be available to the Trust under applicable law; and (viii) any other circumstance whatsoever that may or might in any manner or to any extent vary the risk of the Trust in respect of the LC Facility Obligations or that constitutes, or might be construed to constitute, an equitable or legal discharge of the Trust, whether in a bankruptcy proceeding or in any other instance. In addition, the Trust further waives any and all other defenses, set offs or counterclaims (other than a defense of payment or performance in full of the LC Facility Obligations) that may

30 4865-8301-2360 v.6 at any time be available to or be asserted by it, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury. The Trust also waives to the fullest extent permitted by law notice of acceptance, diligence, presentment, protest, marshaling, demand for payment and notice of dishonor, notice of default or notice of nonpayment with respect to the LC Facility Obligations. ARTICLE X MISCELLANEOUS Section 10.1 Binding Effect. All agreements contained in this Agreement shall bind the successors, permitted assigns, receivers, trustees and representatives of the Trust, Constellation and the Collateral Agent. Section 10.2 Amendments. So long as any Trust Securities remain outstanding, this Agreement may be amended by the parties hereto with the prior consent of Constellation, the Trust, the Collateral Agent and at least a Majority of Holders and each of the Issuers; provided that consent of the Holders or the Issuers shall not be required for any amendment (a) to cure any ambiguity or correct any mistake or to conform the terms of this Agreement to the description in the Offering Memorandum, (b) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement, the LC Facility Agreement, the Facility Agreement or the Trust Declaration, or (c) to make any other change that may in the reasonable judgment of Constellation be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or P-Caps Tax Event; provided, further, that such change would not change the timing or amount of any distribution to the Holders of the Trust Securities or the U.S. federal income tax treatment of the Holders as the owners of indebtedness of Constellation, either held directly or held through the Trust and would not otherwise reasonably be expected to have a material adverse effect on the Holders. Prior to the execution of any amendment to this Agreement, the Collateral Agent shall be entitled to receive and conclusively rely on an opinion of counsel, at the expense of Constellation, stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution of such amendment have been satisfied. The Collateral Agent and the Securities Intermediary may, but shall not be obligated to, enter into any such amendment which affects the Collateral Agent’s or Securities Intermediary’s own rights, duties or immunities under this Agreement. Section 10.3 Assignment. None of the Trust, Constellation nor the Collateral Agent may assign its rights or obligations under this Agreement to any other person, except as provided in Section 18(i) of the LC Facility Agreement. Section 10.4 Notices. (a) Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by

31 4865-8301-2360 v.6 registered or certified mail or by nationally recognized overnight courier or by email, addressed as follows: If to the Trust at: Fells Point Funding Trust c/o Deutsche Bank Trust Company Americas, as Trustee Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 If to Constellation at: Constellation Energy Generation, LLC 200 Exelon Way Kennett Square, Pennsylvania 19348 Attention: General Counsel With a copy (which shall not constitute notice) to: Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 Attention: Patrick R. Gillard, Esq. If to the Collateral Agent at: Deutsche Bank Trust Company Americas, as Collateral Agent Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team/ Fells Point Funding Trust, Constellation, SF7147 If to the Securities Intermediary at: Deutsche Bank Trust Company Americas, as Securities Intermediary Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 (b) Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt (in writing or orally), if delivered by e-mail; on the fifth day after

32 4865-8301-2360 v.6 deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier. Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Section 10.6 Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City in respect of any action or proceeding arising out of or in connection with this Agreement (“Proceedings”). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that process shall be deemed served if sent to it at the address given for notices under this Agreement and that nothing in this Agreement shall affect any party’s right to serve process in any other manner permitted by law. Each of Constellation and the Trust agree that final judgment against it in any Proceeding shall be enforceable in any other jurisdiction within or outside the United States by suit on the judgment. Section 10.7 Waiver of Trial by Jury. The Parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Section 10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Agreement including, without limitation, with respect to addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications, shall include electronic signatures (including without limitation, Diligent, DocuSign and AdobeSign or any other similar platform identified by the Collateral Agent and reasonably available at no undue burden or expense to Deutsche Bank, with respect to the signatures of Deutsche Bank). The exchange of copies of this Agreement and of signature pages by facsimile or email transmission of PDF files shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or email transmission of PDF files shall be deemed to be their original signatures for all purposes. Section 10.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Collateral Agent’s and the Constellation Secured Party’s rights and privileges shall be enforceable to the fullest extent permitted by law. Section 10.10 Limitation of Liability. It is expressly understood that (a) in signing this Agreement on behalf of the Trust, this Agreement is executed and delivered by Deutsche Bank

33 4865-8301-2360 v.6 as Trustee, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Declaration, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by Deutsche Bank, but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank, as Trustee of the Trust, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Deutsche Bank has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall Deutsche Bank be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents. Section 10.11 Third-Party Beneficiary. The LC Facility Secured Parties are an intended third-party beneficiary of this Agreement and may enforce this Agreement as if they were a party hereto. Section 10.12 Multiple Roles. The parties expressly acknowledge and consent to Deutsche Bank acting in the capacity of Trustee, of Collateral Agent, of Securities Intermediary and of Notes Trustee. Each of the Trustee, the Securities Intermediary, the Collateral Agent and the Notes Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Trustee of express duties set forth in the Trust Declaration, the Collateral Agent and Securities Intermediary of express duties set forth in this Pledge Agreement or the Notes Trustee of express duties set forth in the Facility Agreement and in the Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Holders. [Signature Page Follows]

[Signature Page to Pledge and Control Agreement] 4865-8301-2360 v.6 IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Control Agreement to be duly executed as of the day and year first above written. FELLS POINT FUNDING TRUST By Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Trustee By: /s/ Bridgette Casasnovas Name: Bridgette Casasnovas Title: Vice President By: /s/ Robert Peschler Name: Robert Peschler Title: Vice President

[Signature Page to Pledge and Control Agreement] 4865-8301-2360 v.6 CONSTELLATION ENERGY GENERATION, LLC By: /s/ Shane Smith Name: Shane Smith Title: Vice President and Treasurer

[Signature Page to Pledge and Control Agreement] 4865-8301-2360 v.6 DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent By: /s/ Bridgette Casasnovas Name: Bridgette Casasnovas Title: Vice President By: /s/ Robert Peschler Name: Robert Peschler Title: Vice President DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary By: /s/ Bridgette Casasnovas Name: Bridgette Casasnovas Title: Vice President By: /s/ Robert Peschler Name: Robert Peschler Title: Vice President